CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series A	$5,000,000	$356.50

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.
*	This additional filing fee relates solely to the additional issuance of $5,000,000 Securities (CUSIP: 06739JRE5). A filing fee of $223.20 for the issuance of $4,000,000 Securities (CUSIP: 06739JRE5) was previously paid in connection with the filing dated August 31, 2009. The new aggregate issuance amount of the Securities is $9,000,000.

Pricing Supplement	Filed Pursuant to Rule 424(b)(3)
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated February 10, 2009)
August 26, 2009, as amended as of January 8, 2010

Barclays Bank PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: August 31, 2009

•	Initial valuation date: August 26, 2009

•	Final valuation date: February 23, 2010

•	Maturity date: February 26, 2010

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*:1.07%

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A (the “Program”) by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”). The Program is rated AA - by S&P. This rating does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked). As announced in June 2009, Moody’s Investors Services (“Moody’s”) no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. Due to this policy change, the Notes will not be rated by Moody’s; however, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. These ratings are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount		Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission **	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Alcoa Inc.	$12.26	PS-8	AA	$4,000,000		14.00%	70.00%	98.375%	$3,935,000	1.625%	$65,000	E-3477	06739JPU1/ US06739JPU15
Aetna Inc.	$29.36	PS-10	AET	$4,000,000		12.50%	70.00%	98.375%	$3,935,000	1.625%	$65,000	E-3480	06739JPX5/ US06739JPX53
Yamana Gold, Inc.	$8.91	PS-12	Bloomberg ticker symbol AUY <UN> Equity	$3,000,000		13.00%	75.00%	98.375%	$2,951,250	1.625%	$48,750	E-3481	06739JPY3/ US06739JPY37
Best Buy Co., Inc.	$37.29	PS-13	BBY	$3,000,000		9.00%	75.00%	98.375%	$2,951,250	1.625%	$48,750	E-3482	06739JPZ0/ US06739JPZ02
Peabody Energy Corporation	$34.35	PS-15	BTU	$3,000,000		12.00%	70.00%	98.375%	$2,951,250	1.625%	$48,750	E-3484	06739JQB2/ US06739JQB25
Celgene Corporation	$54.07	PS-17	CELG	$3,000,000		9.25%	80.00%	98.375%	$2,951,250	1.625%	$48,750	E-3485	06739JQC0/ US06739JQC08
Coach, Inc.	$29.31	PS-19	COH	$3,000,000		10.75%	75.00%	98.375%	$2,951,250	1.625%	$48,750	E-3486	06739JQD8/ US06739JQD80
CSX Corporation	$43.05	PS-21	CSX	$5,000,000		9.00%	75.00%	98.375%	$4,918,750	1.625%	$81,250	E-3487	06739JQE6/ US06739JQE63
Deere & Company	$45.13	PS-23	DE	$5,000,000		10.25%	75.00%	98.375%	$4,918,750	1.625%	$81,250	E-3488	06739JQF3/ US06739JQF39
Dell Inc.	$14.67	PS-25	DELL	$2,000,000		9.25%	75.00%	98.375%	$1,967,500	1.625%	$32,500	E-3489	06739JQG1/ US06739JQG12
Devon Energy Corporation	$62.53	PS-27	DVN	$4,000,000		9.00%	80.00%	98.375%	$3,935,000	1.625%	$65,000	E-3490	06739JQH9/ US06739JQH94
Freeport-McMoRan Copper & Gold Inc.	$63.13	PS-29	FCX	$4,000,000		13.00%	70.00%	98.375%	$3,935,000	1.625%	$65,000	E-3491	06739JQJ5/ US06739JQJ50
First Solar, Inc.	$126.75	PS-31	FSLR	$5,000,000		15.50%	70.00%	98.375%	$4,918,750	1.625%	$81,250	E-3492	06739JQK2/ US06739JQK24
Goldcorp Inc.	$35.50	PS-33	GG	$4,000,000		10.50%	75.00%	98.375%	$3,935,000	1.625%	$65,000	E-3494	06739JQM8/ US06739JQM89
Corning Incorporated	$16.05	PS-35	GLW	$9,000,000		10.00%	75.00%	98.375%	$8,853,750	1.625%	$146,250	E-3495	06739JQN6/ US06739JQN62
The Goodyear Tire & Rubber Company	$17.00	PS-37	GT	$4,000,000		13.25%	65.00%	98.375%	$3,935,000	1.625%	$65,000	E-3496	06739JQP1/ US06739JQP11
Halliburton Company	$24.72	PS-39	HAL	$4,000,000		9.50%	75.00%	98.375%	$3,935,000	1.625%	$65,000	E-3497	06739JQQ9/ US06739JQQ93
International Paper Co.	$21.46	PS-41	IP	$4,000,000		13.00%	70.00%	98.375%	$3,935,000	1.625%	$65,000	E-3498	06739JQR7/ US06739JQR76
J.C. Penney Company, Inc.	$30.50	PS-43	JCP	$4,000,000		12.25%	75.00%	98.375%	$3,935,000	1.625%	$65,000	E-3499	06739JQS5/ US06739JQS59
Research In Motion Limited	$74.83	PS-45	RIMM	$5,000,000		11.00%	70.00%	98.375%	$4,918,750	1.625%	$81,250	E-3502	06739JQV8/ US06739JQV88
Schlumberger N.V. (Schlumberger Limited)	$56.58	PS-47	SLB	$4,000,000		10.00%	75.00%	98.375%	$3,935,000	1.625%	$65,000	E-3503	06739JQW6/ US06739JQW61
SunPower Corporation, Class A Common Stock	$25.79	PS-49	SPWRA	$5,000,000		13.00%	60.00%	98.375%	$4,918,750	1.625%	$81,250	E-3504	06739JQX4/ US06739JQX45
Titanium Metals Corporation	$8.06	PS-51	TIE	$4,000,000		15.00%	65.00%	98.375%	$3,935,000	1.625%	$65,000	E-3506	06739JQZ9/ US06739JQZ92
UnitedHealth Group Incorporated	$28.93	PS-53	UNH	$4,000,000		10.75%	75.00%	98.375%	$3,935,000	1.625%	$65,000	E-3507	06739JRA3/ US06739JRA33
Wendy’s/Arby’s Group, Inc.	$5.27	PS-55	WEN	$4,000,000		16.50%	75.00%	98.375%	$3,935,000	1.625%	$65,000	E-3510	06739JRD7/ US06739JRD71
Whole Foods Market, Inc.	$29.52	PS-57	WFMI	$9,000,000	***	11.00%	75.00%	98.375%	$8,853,750	1.625%	$146,250	E-3511	06739JRE5/ US06739JRE54

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to 1.625% of the principal amount of the notes, or $16.25 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.
***	The aggregate principal amount of $9,000,000 includes an issuance of $5,000,000 aggregate principal amount of the Notes on January 11, 2010. The original $4,000,000 aggregate principal amount of the Notes was issued on August 31, 2009. The Notes further issued will have the same CUSIP and ISIN numbers as the Notes originally issued.

See “Risk Factors” in this pricing supplement and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February 10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated February 10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023309/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc (“S&P”). The Program is rated AA - by S&P. This rating does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked). An AA- rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. As announced in June 2009, Moody's Investors Services (“Moody’s”) no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. Due to this policy change, the Notes will not be rated by Moody’s; however, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Barclays Wealth, the wealth management division of Barclays Capital Inc., may sell the Notes to certain of its customers and may receive compensation from Barclays Bank PLC in this capacity, which may create a potential conflict of interest. Barclays Wealth is not acting as your agent or investment adviser, and is not representing you in any capacity in connection with your purchase of the Notes — Barclays Wealth, the wealth management division of Barclays Capital Inc., may arrange for the sale of the Notes to certain of its clients. In doing so, Barclays Wealth will be acting as agent for Barclays Bank PLC and may receive compensation from Barclays Bank PLC in the form of discounts and commissions. The role of Barclays Wealth as a provider of certain services to such customers and as agent for Barclays Bank PLC in connection with the distribution of the Notes to investors may create a potential conflict of interest, which may be adverse to such clients. Barclays Wealth is not acting as your agent or investment adviser, and is not representing you in any capacity with respect to any purchase of Notes by you. Barclays Wealth is acting solely as agent for Barclays Bank PLC. If you are considering whether to invest in the Notes through Barclays Wealth, we strongly urge you to seek independent financial and investment advice to assess the merits of such investment.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes at the price specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the Notes, if any are taken.

Alcoa Inc.

According to publicly available information, Alcoa Inc. (the “Company”) is a producer of primary aluminum, fabricated aluminum, and alumina, and is active in technology, mining, refining, smelting, fabricating, and recycling. Aluminum and alumina represent approximately three-fourths of the Company’s revenues. Non-aluminum products include precision castings, industrial fasteners, consumer products, food service and flexible packaging products, plastic closures, and electrical distribution systems for cars and trucks. The Company’s products are used worldwide in aircraft, automobiles, commercial transportation, packaging, consumer products, building and construction, and industrial applications.

As of December 31, 2008, the Company is global, operating in 35 countries. North America is the largest market with 54% of the Company’s revenues. Europe is also a significant market with 26% of the company’s revenues. The Company’s operations consist of six worldwide segments: Alumina, Primary Metals, Flat-Rolled Products, Extruded and End Products, Engineered Solutions, and Packaging and Consumer.

The linked share’s SEC file number is 1-3610.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$29.50	$24.00	$26.16
December 31, 2003	$38.92	$26.29	$38.00
March 31, 2004	$39.20	$32.63	$34.69
June 30, 2004	$36.56	$28.53	$33.03
September 30, 2004	$33.68	$29.51	$33.59
December 31, 2004	$34.98	$30.65	$31.42
March 31, 2005	$32.29	$28.30	$30.39
June 30, 2005	$31.79	$25.92	$26.13
September 30, 2005	$29.98	$23.99	$24.42
December 30, 2005	$29.84	$22.29	$29.57
March 31, 2006	$32.19	$28.39	$30.56
June 30, 2006	$36.96	$28.55	$32.36
September 29, 2006	$34.00	$26.60	$28.04
December 29, 2006	$31.30	$26.39	$30.01
March 30, 2007	$36.05	$28.09	$33.90
June 29, 2007	$42.90	$33.63	$40.53
September 28, 2007	$48.77	$30.25	$39.12
December 31, 2007	$40.70	$33.22	$36.55
March 31, 2008	$39.67	$26.69	$36.06
June 30, 2008	$44.76	$33.65	$35.62
September 30, 2008	$35.66	$21.03	$22.58
December 31, 2008	$22.30	$6.82	$11.26
March 31, 2009	$12.44	$4.98	$7.34
June 30, 2009	$12.38	$7.04	$10.33
August 26, 2009*	$13.88	$8.96	$12.26

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 26, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AA

Initial price: $12.26

Protection level: 70.00%

Protection price: $8.58

Physical delivery amount: 81 ($1,000/Initial price)

Fractional shares: 0.566069

Coupon: 14.00% per annum

Maturity: February 26, 2010

Dividend yield: 3.23% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		101.62%
+ 90%	7.00%		91.62%
+ 80%	7.00%		81.62%
+ 70%	7.00%		71.62%
+ 60%	7.00%		61.62%
+ 50%	7.00%		51.62%
+ 40%	7.00%		41.62%
+ 30%	7.00%		31.62%
+ 20%	7.00%		21.62%
+ 10%	7.00%		11.62%
+ 5%	7.00%		6.62%

0%	7.00%		1.62%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-3.38%
- 10%	7.00%	-3.00%	-8.38%
- 20%	7.00%	-13.00%	-18.38%
- 30%	7.00%	-23.00%	-28.38%
- 40%	N/A	-33.00%	-38.38%
- 50%	N/A	-43.00%	-48.38%
- 60%	N/A	-53.00%	-58.38%
- 70%	N/A	-63.00%	-68.38%
- 80%	N/A	-73.00%	-78.38%
- 90%	N/A	-83.00%	-88.38%
- 100%	N/A	-93.00%	-98.38%

Aetna Inc.

According to publicly available information, Aetna Inc. (the “Company”) is a diversified health care benefits company. The Company offers a broad range of traditional and consumer-directed health insurance products and related services, including medical, pharmacy, dental, behavioral health, group life and disability plans, and medical management capabilities and health care management services for Medicaid plans. Its customers include employer groups, individuals, college students, part-time and hourly workers, health plans, governmental units, government-sponsored plans, labor groups and expatriates.

The linked share’s SEC file number is 1-16095.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$17.50	$13.17	$15.26
December 31, 2003	$17.08	$13.70	$16.90
March 31, 2004	$22.60	$16.41	$22.43
June 30, 2004	$23.77	$19.20	$21.25
September 30, 2004	$24.99	$19.51	$24.98
December 31, 2004	$31.89	$20.68	$31.19
March 31, 2005	$38.67	$29.96	$37.48
June 30, 2005	$43.24	$33.70	$41.41
September 30, 2005	$43.31	$37.14	$43.07
December 30, 2005	$49.68	$40.00	$47.16
March 31, 2006	$52.48	$44.33	$49.14
June 30, 2006	$50.02	$35.00	$39.93
September 29, 2006	$41.59	$30.94	$39.55
December 29, 2006	$43.90	$38.22	$43.18
March 30, 2007	$46.60	$40.31	$43.79
June 29, 2007	$53.43	$43.52	$49.40
September 28, 2007	$54.96	$46.49	$54.27
December 31, 2007	$60.00	$52.00	$57.73
March 31, 2008	$59.44	$39.61	$42.09
June 30, 2008	$47.54	$39.48	$40.53
September 30, 2008	$44.63	$34.00	$36.11
December 31, 2008	$39.06	$14.22	$28.50
March 31, 2009	$34.86	$18.66	$24.33
June 30, 2009	$28.15	$21.56	$25.05
August 26, 2009*	$30.42	$23.75	$29.36

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 26, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AET

Initial price: $29.36

Protection level: 70.00%

Protection price: $20.55

Physical delivery amount: 34 ($1,000/Initial price)

Fractional shares: 0.059946

Coupon: 12.50% per annum

Maturity: February 26, 2010

Dividend yield: 0.14% per annum

Coupon amount per monthly: $10.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.25%		100.07%
+ 90%	6.25%		90.07%
+ 80%	6.25%		80.07%
+ 70%	6.25%		70.07%
+ 60%	6.25%		60.07%
+ 50%	6.25%		50.07%
+ 40%	6.25%		40.07%
+ 30%	6.25%		30.07%
+ 20%	6.25%		20.07%
+ 10%	6.25%		10.07%
+ 5%	6.25%		5.07%

0%	6.25%		0.07%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.25%	1.25%	-4.93%
- 10%	6.25%	-3.75%	-9.93%
- 20%	6.25%	-13.75%	-19.93%
- 30%	6.25%	-23.75%	-29.93%
- 40%	N/A	-33.75%	-39.93%
- 50%	N/A	-43.75%	-49.93%
- 60%	N/A	-53.75%	-59.93%
- 70%	N/A	-63.75%	-69.93%
- 80%	N/A	-73.75%	-79.93%
- 90%	N/A	-83.75%	-89.93%
- 100%	N/A	-93.75%	-99.93%

Yamana Gold, Inc.

According to publicly available information, Yamana Gold, Inc. engages in the acquisition, exploration, development, and operation of gold properties. The company also focuses on copper and silver projects. It holds gold production, gold development stage, and exploration stage properties, as well as land positions in Brazil, Argentina, Chile, Mexico, and central America. The company has seven operating mines and five development projects. Its principal operations include the Chapada, a copper/gold mine located in the state of Goias, Brazil; and the El Peñón mine located in the Atacama desert in Region II of northern Chile. The company was founded in 2003 and is headquartered in Toronto, Canada.

The linked share’s SEC file number is 1-31880.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2007	$15.44	$11.68	$14.36
June 29, 2007	$15.25	$11.02	$11.12
September 28, 2007	$13.02	$8.41	$11.78
December 31, 2007	$15.85	$11.04	$12.94
March 31, 2008	$19.93	$13.26	$14.62
June 30, 2008	$16.99	$12.24	$16.54
September 30, 2008	$17.00	$7.27	$8.33
December 31, 2008	$8.80	$3.31	$7.72
March 31, 2009	$9.75	$5.80	$9.25
June 30, 2009	$11.99	$7.36	$8.84
August 26, 2009*	$9.99	$8.22	$8.91

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 26, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: Bloomberg ticker symbol AUY<UN>Equity

Initial price: $8.91

Protection level: 75.00%

Protection price: $6.68

Physical delivery amount: 112 ($1,000/Initial price)

Fractional shares: 0.233446

Coupon: 13.00% per annum

Maturity: February 26, 2010

Dividend yield: 0.66% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.33%
+ 90%	6.50%		90.33%
+ 80%	6.50%		80.33%
+ 70%	6.50%		70.33%
+ 60%	6.50%		60.33%
+ 50%	6.50%		50.33%
+ 40%	6.50%		40.33%
+ 30%	6.50%		30.33%
+ 20%	6.50%		20.33%
+ 10%	6.50%		10.33%
+ 5%	6.50%		5.33%

0%	6.50%		0.33%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-4.67%
- 10%	6.50%	-3.50%	-9.67%
- 20%	6.50%	-13.50%	-19.67%
- 30%	N/A	-23.50%	-29.67%
- 40%	N/A	-33.50%	-39.67%
- 50%	N/A	-43.50%	-49.67%
- 60%	N/A	-53.50%	-59.67%
- 70%	N/A	-63.50%	-69.67%
- 80%	N/A	-73.50%	-79.67%
- 90%	N/A	-83.50%	-89.67%
- 100%	N/A	-93.50%	-99.67%

Best Buy Co., Inc.

According to publicly available information, Best Buy Co., Inc. (the “Company”) is a specialty retailer of consumer electronics, home office products, entertainment software, appliances and related services. The Company operates two reportable segments: Domestic and International. The Domestic segment is comprised of all states, districts and territories of the United States and includes store, call center and online operations, including Best Buy, Best Buy Mobile, Geek Squad, Magnolia Audio Video, Pacific Sales Kitchen and Bath Centers (“Pacific Sales”) and Speakeasy. The International segment is comprised of all Canada store, call center and online operations, including Best Buy, Future Shop and Geek Squad, as well as all China store, call center and online operations, including Best Buy, Geek Squad and Jiangsu Five Star Appliance Co.

The linked share’s SEC file number is 1-9595.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$35.88	$26.30	$31.52
December 31, 2003	$41.73	$31.47	$34.83
March 31, 2004	$36.69	$30.10	$34.48
June 30, 2004	$37.47	$32.69	$33.83
September 30, 2004	$36.67	$29.25	$36.16
December 31, 2004	$41.47	$35.83	$39.61
March 31, 2005	$40.45	$33.91	$36.01
June 30, 2005	$46.90	$31.99	$45.70
September 30, 2005	$53.13	$40.40	$43.53
December 30, 2005	$51.15	$40.67	$43.48
March 31, 2006	$57.69	$43.32	$55.93
June 30, 2006	$59.50	$48.70	$54.84
September 29, 2006	$56.12	$43.51	$53.56
December 29, 2006	$58.49	$46.95	$49.19
March 30, 2007	$51.80	$45.08	$48.72
June 29, 2007	$49.92	$44.24	$46.67
September 28, 2007	$48.48	$41.85	$46.02
December 31, 2007	$53.90	$44.90	$52.65
March 31, 2008	$52.98	$38.76	$41.46
June 30, 2008	$48.03	$39.42	$39.60
September 30, 2008	$48.75	$35.65	$37.50
December 31, 2008	$37.59	$16.42	$28.11
March 31, 2009	$39.25	$23.97	$37.96
June 30, 2009	$42.06	$32.70	$33.49
August 26, 2009*	$39.86	$31.25	$37.29

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 26, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BBY

Initial price: $37.29

Protection level: 75.00%

Protection price: $27.97

Physical delivery amount: 26 ($1,000/Initial price)

Fractional shares: 0.816841

Coupon: 9.00% per annum

Maturity: February 26, 2010

Dividend yield: 1.49% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.75%
+ 90%	4.50%		90.75%
+ 80%	4.50%		80.75%
+ 70%	4.50%		70.75%
+ 60%	4.50%		60.75%
+ 50%	4.50%		50.75%
+ 40%	4.50%		40.75%
+ 30%	4.50%		30.75%
+ 20%	4.50%		20.75%
+ 10%	4.50%		10.75%
+ 5%	4.50%		5.75%

0%	4.50%		0.75%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-4.25%
- 10%	4.50%	-5.50%	-9.25%
- 20%	4.50%	-15.50%	-19.25%
- 30%	N/A	-25.50%	-29.25%
- 40%	N/A	-35.50%	-39.25%
- 50%	N/A	-45.50%	-49.25%
- 60%	N/A	-55.50%	-59.25%
- 70%	N/A	-65.50%	-69.25%
- 80%	N/A	-75.50%	-79.25%
- 90%	N/A	-85.50%	-89.25%
- 100%	N/A	-95.50%	-99.25%

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is the largest private-sector coal company in the world. At December 31, 2008, it sold 255.5 million tons of coal. During this period, the Company sold coal to over 329 electricity generating and industrial plants in 21 countries. The Company’s coal products fuel approximately 10% of all U.S. electricity generation and 2% of worldwide electricity generation. At December 31, 2008, the Company had 9.2 billion tons of proven and probable coal reserves. The Company owns majority interests in 30 coal mining operations located in the U.S and Australia. Additionally, the Company owns a minority interest in one Venezuelan operating mine through a joint venture arrangement. It shipped 200.4 million tons from its 20 U.S. mining operations and 23.9 million tons from its 11 Australia operations in 2008. The Company also shipped 85% of its U.S. mining operations’ coal sales volume from the western United States during the year ended December 31, 2008 and the remaining 15% from the eastern United States. Most of the Company's production in the western United States is low-sulfur coal from the Powder River Basin.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$7.87	$6.70	$7.34
December 31, 2003	$10.06	$7.34	$9.76
March 31, 2004	$11.84	$8.52	$10.89
June 30, 2004	$13.11	$9.77	$13.10
September 30, 2004	$14.14	$11.88	$13.93
December 31, 2004	$20.32	$12.64	$18.94
March 31, 2005	$23.83	$17.20	$21.70
June 30, 2005	$26.43	$18.42	$24.36
September 30, 2005	$40.26	$24.35	$39.49
December 30, 2005	$40.70	$33.10	$38.58
March 31, 2006	$49.15	$38.61	$47.20
June 30, 2006	$71.43	$43.83	$52.20
September 29, 2006	$56.00	$30.85	$34.43
December 29, 2006	$45.49	$31.88	$37.83
March 30, 2007	$41.76	$33.89	$37.67
June 29, 2007	$52.20	$37.41	$45.30
September 28, 2007	$47.74	$35.97	$44.82
December 31, 2007	$62.55	$44.49	$61.64
March 31, 2008	$63.96	$42.05	$51.00
June 30, 2008	$88.69	$49.38	$88.05
September 30, 2008	$88.26	$39.10	$45.00
December 31, 2008	$43.98	$16.01	$22.75
March 31, 2009	$30.95	$20.17	$25.04
June 30, 2009	$37.44	$23.64	$30.16
August 26, 2009*	$37.24	$27.20	$34.35

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 26, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $34.35

Protection level: 70.00%

Protection price: $24.05

Physical delivery amount: 29 ($1,000/Initial price)

Fractional shares: 0.112082

Coupon: 12.00% per annum

Maturity: February 26, 2010

Dividend yield: 0.70% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.35%
+ 90%	6.00%		90.35%
+ 80%	6.00%		80.35%
+ 70%	6.00%		70.35%
+ 60%	6.00%		60.35%
+ 50%	6.00%		50.35%
+ 40%	6.00%		40.35%
+ 30%	6.00%		30.35%
+ 20%	6.00%		20.35%
+ 10%	6.00%		10.35%
+ 5%	6.00%		5.35%

0%	6.00%		0.35%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-4.65%
- 10%	6.00%	-4.00%	-9.65%
- 20%	6.00%	-14.00%	-19.65%
- 30%	6.00%	-24.00%	-29.65%
- 40%	N/A	-34.00%	-39.65%
- 50%	N/A	-44.00%	-49.65%
- 60%	N/A	-54.00%	-59.65%
- 70%	N/A	-64.00%	-69.65%
- 80%	N/A	-74.00%	-79.65%
- 90%	N/A	-84.00%	-89.65%
- 100%	N/A	-94.00%	-99.65%

Celgene Corporation

According to publicly available information, Celgene Corporation (the “Company”) is a global biopharmaceutical company primarily engaged in the discovery, development and commercialization of innovative therapies designed to treat cancer and immune-inflammatory related diseases. The Company’s lead products are: (1) REVLIMID(R) (lenalidomide), which was approved by the U.S. Food and Drug Administration, or FDA, in June 2006 for treatment in combination with dexamethasone for multiple myeloma patients who have received at least one prior therapy and, in December 2005 for treatment of patients with transfusion-dependent anemia due to low- or intermediate-1-risk myelodysplastic syndromes, or MDS, associated with a deletion 5q cytogenetic abnormality with or without additional cytogenetic abnormalities; and, (2) THALOMID(R) (thalidomide), which gained FDA approval in May 2006 for treatment in combination with dexamethasone of newly diagnosed multiple myeloma patients and which is also approved for the treatment and suppression of cutaneous manifestations of erythema nodosum leprosum, or ENL, an inflammatory complication of leprosy.

For the year ended December 31, 2008, the Company reported revenues of $2.255 billion, net loss of 1.534 billion and diluted loss per share of $3.46. In March 2008, the Company acquired Pharmion, a global biopharmaceutical company that acquired, developed and commercialized innovative products for the treatment of hematology and oncology patients.

The linked share’s SEC file number is 000-16132.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$12.22	$7.13	$10.83
December 31, 2003	$12.04	$9.13	$11.26
March 31, 2004	$12.23	$9.38	$11.91
June 30, 2004	$15.15	$11.25	$14.32
September 30, 2004	$15.05	$11.67	$14.56
December 31, 2004	$16.29	$12.88	$13.27
March 31, 2005	$17.62	$12.36	$17.03
June 30, 2005	$21.58	$16.61	$20.39
September 30, 2005	$29.41	$19.78	$27.16
December 30, 2005	$32.68	$22.59	$32.40
March 31, 2006	$44.22	$31.51	$44.22
June 30, 2006	$48.39	$36.02	$47.43
September 29, 2006	$49.41	$39.32	$43.30
December 29, 2006	$60.12	$41.68	$57.53
March 30, 2007	$58.60	$49.46	$52.46
June 29, 2007	$66.95	$52.40	$57.33
September 28, 2007	$72.23	$56.56	$71.31
December 31, 2007	$75.44	$41.26	$46.21
March 31, 2008	$62.18	$46.07	$61.29
June 30, 2008	$65.89	$56.88	$63.87
September 30, 2008	$77.39	$56.00	$63.28
December 31, 2008	$66.50	$45.46	$55.28
March 31, 2009	$56.59	$39.32	$44.40
June 30, 2009	$48.76	$36.90	$47.84
August 26, 2009*	$58.31	$45.27	$54.07

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 26, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CELG

Initial price: $54.07

Protection level: 80.00%

Protection price: $43.26

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.494544

Coupon: 9.25% per annum

Maturity: February 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.625%		100.00%
+ 90%	4.625%		90.00%
+ 80%	4.625%		80.00%
+ 70%	4.625%		70.00%
+ 60%	4.625%		60.00%
+ 50%	4.625%		50.00%
+ 40%	4.625%		40.00%
+ 30%	4.625%		30.00%
+ 20%	4.625%		20.00%
+ 10%	4.625%		10.00%
+ 5%	4.625%		5.00%

0%	4.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	-0.375%	-5.00%
- 10%	4.625%	-5.375%	-10.00%
- 20%	4.625%	-15.375%	-20.00%
- 30%	N/A	-25.375%	-30.00%
- 40%	N/A	-35.375%	-40.00%
- 50%	N/A	-45.375%	-50.00%
- 60%	N/A	-55.375%	-60.00%
- 70%	N/A	-65.375%	-70.00%
- 80%	N/A	-75.375%	-80.00%
- 90%	N/A	-85.375%	-90.00%
- 100%	N/A	-95.375%	-100.00%

Coach, Inc.

According to publicly available information, Coach, Inc. (the “Company”) was founded in 1941 and acquired by Sara Lee Corporation (“Sara Lee”) in 1985. In June 2000, the Company was incorporated in the state of Maryland. In October 2000, the Company was listed on the New York Stock Exchange and sold approximately 68 million shares of common stock. In April 2001, Sara Lee completed a distribution of its remaining ownership in the Company via an exchange offer. The Company has grown from a family-run workshop in a Manhattan loft to a leading American designer and marketer of fine accessories and gifts for women and men.

The linked share’s SEC file number is 1-16153.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$14.91	$12.25	$13.65
December 31, 2003	$20.27	$13.65	$18.88
March 31, 2004	$22.16	$16.88	$20.50
June 30, 2004	$23.05	$19.50	$22.60
September 30, 2004	$23.73	$18.00	$21.21
December 31, 2004	$28.85	$19.58	$28.20
March 31, 2005	$29.98	$25.88	$28.32
June 30, 2005	$34.24	$24.60	$33.57
September 30, 2005	$36.35	$30.11	$31.36
December 30, 2005	$36.84	$28.14	$33.34
March 31, 2006	$37.40	$31.68	$34.58
June 30, 2006	$35.66	$27.62	$29.90
September 29, 2006	$34.99	$25.18	$34.40
December 29, 2006	$44.98	$34.15	$42.96
March 30, 2007	$51.56	$42.50	$50.05
June 29, 2007	$54.00	$46.06	$47.39
September 28, 2007	$50.95	$40.30	$47.27
December 31, 2007	$47.89	$29.22	$30.58
March 31, 2008	$33.15	$23.22	$30.15
June 30, 2008	$37.64	$28.65	$28.88
September 30, 2008	$32.95	$22.65	$25.04
December 31, 2008	$24.99	$13.23	$20.77
March 31, 2009	$22.45	$11.41	$16.70
June 30, 2009	$28.74	$16.25	$26.88
August 26, 2009*	$30.61	$22.94	$29.31

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 26, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COH

Initial price: $29.31

Protection level: 75.00%

Protection price: $21.98

Physical delivery amount: 34 ($1,000/Initial price)

Fractional shares: 0.118048

Coupon: 10.75% per annum

Maturity: February 26, 2010

Dividend yield: 0.26% per annum

Coupon amount per monthly: $8.96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.375%		100.13%
+ 90%	5.375%		90.13%
+ 80%	5.375%		80.13%
+ 70%	5.375%		70.13%
+ 60%	5.375%		60.13%
+ 50%	5.375%		50.13%
+ 40%	5.375%		40.13%
+ 30%	5.375%		30.13%
+ 20%	5.375%		20.13%
+ 10%	5.375%		10.13%
+ 5%	5.375%		5.13%

0%	5.375%		0.13%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.375%	0.375%	-4.87%
- 10%	5.375%	-4.625%	-9.87%
- 20%	5.375%	-14.625%	-19.87%
- 30%	N/A	-24.625%	-29.87%
- 40%	N/A	-34.625%	-39.87%
- 50%	N/A	-44.625%	-49.87%
- 60%	N/A	-54.625%	-59.87%
- 70%	N/A	-64.625%	-69.87%
- 80%	N/A	-74.625%	-79.87%
- 90%	N/A	-84.625%	-89.87%
- 100%	N/A	-94.625%	-99.87%

CSX Corporation

According to publicly available information, CSX Corporation (the “Company”) is one of the nation’s leading transportation companies. Based in Jacksonville, Florida, Surface Transportation, which includes the Company’s rail and intermodal businesses, provides rail-based transportation services including traditional rail service and the transport of intermodal containers and trailers.

As of December 26, 2008, the Company’s principal operating company, CSX Transportation Inc., provides a crucial link to the transportation supply chain through its approximately 21,000 route mile rail network, which serves every major population center in 23 states east of the Mississippi River, the District of Columbia, and the Canadian provinces of Ontario and Quebec. It serves 70 ocean, river and lake ports along the Atlantic and Gulf Coasts, the Mississippi River, the Great Lakes and the St. Lawrence Seaway. CSXT also serves thousands of production and distribution facilities through track connections to more than 230 short-line and regional railroads.

The linked share’s SEC file number is: 001-08022.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$16.50	$14.46	$14.63
December 31, 2003	$18.15	$14.54	$17.97
March 31, 2004	$18.13	$14.40	$15.15
June 30, 2004	$16.61	$14.64	$16.39
September 30, 2004	$17.14	$14.98	$16.60
December 31, 2004	$20.23	$16.55	$20.04
March 31, 2005	$21.76	$18.45	$20.83
June 30, 2005	$22.05	$19.01	$21.33
September 30, 2005	$23.45	$21.24	$23.24
December 30, 2005	$25.80	$21.35	$25.39
March 31, 2006	$30.20	$24.29	$29.90
June 30, 2006	$37.33	$30.06	$35.22
September 29, 2006	$35.58	$28.60	$32.83
December 29, 2006	$38.28	$32.51	$34.43
March 30, 2007	$42.53	$33.50	$40.05
June 29, 2007	$47.38	$39.36	$45.08
September 28, 2007	$51.88	$38.09	$42.73
December 31, 2007	$46.49	$40.17	$43.98
March 31, 2008	$58.10	$39.87	$56.07
June 30, 2008	$70.69	$55.04	$62.81
September 30, 2008	$69.48	$50.51	$54.57
December 31, 2008	$54.57	$30.01	$32.47
March 31, 2009	$36.82	$20.71	$25.85
June 30, 2009	$36.57	$25.09	$34.63
August 26, 2009*	$45.78	$30.26	$43.05

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 26, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CSX

Initial price: $43.05

Protection level: 75.00%

Protection price: $32.29

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.228804

Coupon: 9.00% per annum

Maturity: February 26, 2010

Dividend yield: 2.02% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		101.01%
+ 90%	4.50%		91.01%
+ 80%	4.50%		81.01%
+ 70%	4.50%		71.01%
+ 60%	4.50%		61.01%
+ 50%	4.50%		51.01%
+ 40%	4.50%		41.01%
+ 30%	4.50%		31.01%
+ 20%	4.50%		21.01%
+ 10%	4.50%		11.01%
+ 5%	4.50%		6.01%

0%	4.50%		1.01%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-3.99%
- 10%	4.50%	-5.50%	-8.99%
- 20%	4.50%	-15.50%	-18.99%
- 30%	N/A	-25.50%	-28.99%
- 40%	N/A	-35.50%	-38.99%
- 50%	N/A	-45.50%	-48.99%
- 60%	N/A	-55.50%	-58.99%
- 70%	N/A	-65.50%	-68.99%
- 80%	N/A	-75.50%	-78.99%
- 90%	N/A	-85.50%	-88.99%
- 100%	N/A	-95.50%	-98.99%

Deere & Company

According to publicly available information, Deere & Company (the “Company”) has operations which are categorized into four major business segments. The agricultural equipment segment manufactures and distributes a full line of farm equipment and related service parts—including tractors; combine, cotton and sugarcane harvesters; tillage, seeding, nutrient management and soil preparation machinery; sprayers; hay and forage equipment; integrated agricultural management systems technology; and precision agricultural irrigation equipment and supplies. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses — including tractors for lawn, garden, commercial and utility purposes; mowing equipment, including walk-behind mowers; golf course equipment; utility vehicles; landscape and nursery products; irrigation equipment; and other outdoor power products. The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting — including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments. The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets. The credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts, offers certain crop risk mitigation products and invests in wind energy generation.

The linked share’s SEC file number is 1-04121.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$29.28	$22.12	$26.66
December 31, 2003	$33.71	$27.06	$32.53
March 31, 2004	$34.98	$30.00	$34.66
June 30, 2004	$37.47	$31.00	$35.07
September 30, 2004	$35.00	$28.61	$32.28
December 31, 2004	$37.37	$28.38	$37.20
March 31, 2005	$37.13	$32.60	$33.57
June 30, 2005	$34.70	$29.35	$32.75
September 30, 2005	$36.99	$29.93	$30.60
December 30, 2005	$35.50	$28.50	$34.06
March 31, 2006	$40.00	$33.81	$39.53
June 30, 2006	$45.99	$38.21	$41.75
September 29, 2006	$42.49	$33.48	$41.96
December 29, 2006	$50.59	$41.51	$47.54
March 30, 2007	$58.24	$45.12	$54.32
June 29, 2007	$62.82	$51.59	$60.37
September 28, 2007	$74.95	$56.96	$74.21
December 31, 2007	$93.72	$70.18	$93.12
March 31, 2008	$94.71	$71.65	$80.44
June 30, 2008	$94.88	$70.18	$72.13
September 30, 2008	$73.84	$46.18	$49.50
December 31, 2008	$49.00	$28.55	$38.32
March 31, 2009	$46.73	$24.52	$32.87
June 30, 2009	$47.98	$31.88	$39.95
August 26, 2009*	$47.00	$34.91	$45.13

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 26, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DE

Initial price: $45.13

Protection level: 75.00%

Protection price: $33.85

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.158210

Coupon: 10.25% per annum

Maturity: February 26, 2010

Dividend yield: 2.49% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		101.25%
+ 90%	5.125%		91.25%
+ 80%	5.125%		81.25%
+ 70%	5.125%		71.25%
+ 60%	5.125%		61.25%
+ 50%	5.125%		51.25%
+ 40%	5.125%		41.25%
+ 30%	5.125%		31.25%
+ 20%	5.125%		21.25%
+ 10%	5.125%		11.25%
+ 5%	5.125%		6.25%

0%	5.125%		1.25%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-3.75%
- 10%	5.125%	-4.875%	-8.75%
- 20%	5.125%	-14.875%	-18.75%
- 30%	N/A	-24.875%	-28.75%
- 40%	N/A	-34.875%	-38.75%
- 50%	N/A	-44.875%	-48.75%
- 60%	N/A	-54.875%	-58.75%
- 70%	N/A	-64.875%	-68.75%
- 80%	N/A	-74.875%	-78.75%
- 90%	N/A	-84.875%	-88.75%
- 100%	N/A	-94.875%	-98.75%

Dell Inc.

According to publicly available information, Dell Inc. (the “Company”) is a leading technology company that offers a broad range of product categories, including desktop computer systems, storage, servers and networking products, mobility products, software and peripherals, and enhanced services. The Company designs, develops, manufactures, markets, sells, and supports a wide range of products that in many cases are customized to individual customer requirements. In addition, the Company offers a wide range of enhanced services.

The Company sells its products and services directly to customers through sales representatives, telephone-based sales, and online at www.dell.com. The Company’s customers include large corporate, government, healthcare, and education accounts, as well as small-to-medium businesses and individual customers.

The Company is a Delaware corporation and was founded in 1984. The Company’s corporate headquarters are located in Round Rock, Texas and it conducts operations worldwide through subsidiaries.

The linked share’s SEC file number is 0-17017.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$35.04	$30.70	$33.39
December 31, 2003	$37.18	$32.30	$33.96
March 31, 2004	$36.16	$31.14	$33.62
June 30, 2004	$36.75	$33.54	$35.82
September 30, 2004	$36.49	$32.71	$35.60
December 31, 2004	$42.57	$33.91	$42.14
March 31, 2005	$42.30	$37.85	$38.42
June 30, 2005	$41.22	$34.40	$39.51
September 30, 2005	$41.99	$33.24	$34.20
December 30, 2005	$34.26	$28.62	$29.99
March 31, 2006	$32.24	$28.61	$29.76
June 30, 2006	$30.25	$23.53	$24.41
September 29, 2006	$24.68	$18.95	$22.84
December 29, 2006	$27.89	$22.48	$25.09
March 30, 2007	$27.47	$21.61	$23.21
June 29, 2007	$28.86	$22.86	$28.55
September 28, 2007	$29.61	$24.96	$27.60
December 31, 2007	$30.75	$23.16	$24.51
March 31, 2008	$24.65	$18.87	$19.92
June 30, 2008	$24.59	$18.13	$21.88
September 30, 2008	$25.95	$15.41	$16.48
December 31, 2008	$16.60	$8.73	$10.24
March 31, 2009	$11.42	$7.84	$9.48
June 30, 2009	$13.96	$9.22	$13.73
August 26, 2009*	$15.27	$11.84	$14.67

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 26, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DELL

Initial price: $14.67

Protection level: 75.00%

Protection price: $11.00

Physical delivery amount: 68 ($1,000/Initial price)

Fractional shares: 0.166326

Coupon: 9.25% per annum

Maturity: February 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	4.625%		100.00%
+ 90%	4.625%		90.00%
+ 80%	4.625%		80.00%
+ 70%	4.625%		70.00%
+ 60%	4.625%		60.00%
+ 50%	4.625%		50.00%
+ 40%	4.625%		40.00%
+ 30%	4.625%		30.00%
+ 20%	4.625%		20.00%
+ 10%	4.625%		10.00%
+ 5%	4.625%		5.00%

0%	4.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	-0.375%	-5.00%
- 10%	4.625%	-5.375%	-10.00%
- 20%	4.625%	-15.375%	-20.00%
- 30%	N/A	-25.375%	-30.00%
- 40%	N/A	-35.375%	-40.00%
- 50%	N/A	-45.375%	-50.00%
- 60%	N/A	-55.375%	-60.00%
- 70%	N/A	-65.375%	-70.00%
- 80%	N/A	-75.375%	-80.00%
- 90%	N/A	-85.375%	-90.00%
- 100%	N/A	-95.375%	-100.00%

Devon Energy Corporation

According to publicly available information, Devon Energy Corporation, including its subsidiaries, (“the Company”) is an independent energy company engaged primarily in oil and gas exploration, development and production, the transportation of oil, gas, and NGLs and the processing of natural gas. The Company owns oil and gas properties principally in the United States and Canada and, to a lesser degree, various regions located outside North America, including Azerbaijan, Brazil and China. In addition to its oil and gas operations, the Company has marketing and midstream operations primarily in North America. These include marketing gas, crude oil and NGLs, and constructing and operating pipelines, storage and treating facilities and natural gas processing plants.

The linked share’s SEC file number is 001-32318.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	$41.63	$35.53	$38.92
March 31, 2005	$49.40	$36.48	$47.75
June 30, 2005	$52.31	$40.60	$50.68
September 30, 2005	$70.35	$51.20	$68.64
December 30, 2005	$69.76	$54.05	$62.54
March 31, 2006	$69.97	$55.31	$61.17
June 30, 2006	$65.25	$48.94	$60.41
September 29, 2006	$74.65	$57.19	$63.15
December 29, 2006	$74.48	$58.55	$67.08
March 30, 2007	$71.24	$62.80	$69.22
June 29, 2007	$83.92	$69.30	$78.29
September 28, 2007	$85.19	$69.02	$83.20
December 31, 2007	$94.75	$80.06	$88.91
March 31, 2008	$108.12	$74.57	$104.33
June 30, 2008	$127.16	$101.31	$120.16
September 30, 2008	$127.10	$82.13	$91.20
December 31, 2008	$90.85	$54.43	$65.71
March 31, 2009	$73.01	$38.55	$44.69
June 30, 2009	$67.40	$43.35	$54.50
August 26, 2009*	$65.44	$48.75	$62.53

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 26, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DVN

Initial price: $62.53

Protection level: 80.00%

Protection price: $50.02

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.992324

Coupon: 9.00% per annum

Maturity: February 26, 2010

Dividend yield: 1.03% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.52%
+ 90%	4.50%		90.52%
+ 80%	4.50%		80.52%
+ 70%	4.50%		70.52%
+ 60%	4.50%		60.52%
+ 50%	4.50%		50.52%
+ 40%	4.50%		40.52%
+ 30%	4.50%		30.52%
+ 20%	4.50%		20.52%
+ 10%	4.50%		10.52%
+ 5%	4.50%		5.52%

0%	4.50%		0.52%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-4.48%
- 10%	4.50%	-5.50%	-9.48%
- 20%	4.50%	-15.50%	-19.48%
- 30%	N/A	-25.50%	-29.48%
- 40%	N/A	-35.50%	-39.48%
- 50%	N/A	-45.50%	-49.48%
- 60%	N/A	-55.50%	-59.48%
- 70%	N/A	-65.50%	-69.48%
- 80%	N/A	-75.50%	-79.48%
- 90%	N/A	-85.50%	-89.48%
- 100%	N/A	-95.50%	-99.48%

Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (the “Company”) is an international mining company with headquarters in Phoenix, Arizona. It is one of the world’s largest copper, gold and molybdenum mining companies in terms of reserves and production. As of December 31, 2008, its portfolio of assets included the Grasberg minerals district in Indonesia, significant mining operations in North and South America, and the Tenke Fungurume development project in the Democratic Republic of Congo.

On March 19, 2007, the Company acquired Phelps Dodge, a fully integrated producer of copper and molybdenum, with mines in North and South America, processing capabilities for other by-product minerals and several development projects, including Tenke Fungurume in the Democratic Republic of Congo (DRC).

The linked share’s SEC file number is 1-9916.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$31.15	$21.13	$29.82
December 31, 2003	$42.12	$29.51	$37.96
March 31, 2004	$40.46	$31.63	$35.22
June 30, 2004	$35.91	$25.16	$29.87
September 30, 2004	$37.96	$28.42	$36.49
December 31, 2004	$38.34	$30.62	$34.68
March 31, 2005	$39.82	$31.86	$36.37
June 30, 2005	$37.02	$28.94	$34.38
September 30, 2005	$45.95	$34.09	$45.13
December 30, 2005	$52.34	$40.68	$50.43
March 31, 2006	$60.92	$44.16	$56.59
June 30, 2006	$68.36	$41.46	$53.30
September 29, 2006	$59.92	$45.77	$51.96
December 29, 2006	$62.14	$46.44	$55.73
March 30, 2007	$67.19	$48.98	$66.19
June 29, 2007	$85.50	$65.62	$82.82
September 28, 2007	$110.48	$67.08	$104.89
December 31, 2007	$120.20	$85.71	$102.44
March 31, 2008	$107.37	$69.10	$96.22
June 30, 2008	$127.23	$93.00	$117.19
September 30, 2008	$117.08	$51.24	$56.85
December 31, 2008	$56.20	$15.70	$24.44
March 31, 2009	$43.45	$21.17	$38.11
June 30, 2009	$61.55	$36.60	$50.11
August 26, 2009*	$67.46	$43.19	$63.13

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 26, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FCX

Initial price: $63.13

Protection level: 70.00%

Protection price: $44.19

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.840329

Coupon: 13.00% per annum

Maturity: February 26, 2010

Dividend yield: 0.78% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.39%
+ 90%	6.50%		90.39%
+ 80%	6.50%		80.39%
+ 70%	6.50%		70.39%
+ 60%	6.50%		60.39%
+ 50%	6.50%		50.39%
+ 40%	6.50%		40.39%
+ 30%	6.50%		30.39%
+ 20%	6.50%		20.39%
+ 10%	6.50%		10.39%
+ 5%	6.50%		5.39%

0%	6.50%		0.39%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-4.61%
- 10%	6.50%	-3.50%	-9.61%
- 20%	6.50%	-13.50%	-19.61%
- 30%	6.50%	-23.50%	-29.61%
- 40%	N/A	-33.50%	-39.61%
- 50%	N/A	-43.50%	-49.61%
- 60%	N/A	-53.50%	-59.61%
- 70%	N/A	-63.50%	-69.61%
- 80%	N/A	-73.50%	-79.61%
- 90%	N/A	-83.50%	-89.61%
- 100%	N/A	-93.50%	-99.61%

First Solar, Inc.

According to publicly available information, First Solar, Inc. (the “Company”) designs and manufactures solar modules using a proprietary thin film semiconductor technology. The Company manufactures its solar modules on high-throughput production lines and performs all manufacturing steps in an automated, proprietary, continuous process.

The Company is expanding its manufacturing capacity with the construction of four plants — each with four production lines — at its Malaysian manufacturing center. In August 2006, the Company expanded its Ohio plant from one to three production lines. In April 2007, the Company started initial production at a four line manufacturing plant in Germany, which reached full capacity in the third quarter of 2007. Also in April 2007, the Company began construction of plant one of its Malaysian manufacturing center. In the third and fourth quarters of 2007, the Company began construction of plants two and three, respectively; and in the first quarter of 2008, it began construction of plant four. The Company expects plant one to reach its full capacity in the second half of 2008; plant two to reach its full capacity in the first half of 2009; and plants three and four to reach full capacity in the second half of 2009. After plant four of its Malaysian manufacturing center reaches its full capacity, the Company will have 23 production lines and an annual global manufacturing capacity of approximately 1012MW based on the fourth quarter of 2007 average run rate at its existing plants. On November 30, 2007, the Company completed the acquisition of Turner Renewable Energy, LLC, a privately held company which designed and deployed commercial solar projects for utilities in the United States.

The Company’s customers develop, own and operate solar power plants or sell turnkey solar power plants to end-users that include owners of land, owners of agricultural buildings, owners of commercial warehouses, offices and industrial buildings, public agencies, municipal government authorities, utility companies, and financial investors that desire to own large scale solar power plant projects.

The linked share’s SEC file number is: 001-33156.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 29, 2006	$30.00	$23.59	$29.80
March 30, 2007	$59.88	$27.54	$52.01
June 29, 2007	$91.10	$52.10	$89.29
September 28, 2007	$123.21	$74.77	$117.74
December 31, 2007	$283.00	$119.95	$267.14
March 31, 2008	$272.47	$143.34	$231.14
June 30, 2008	$317.00	$232.20	$272.82
September 30, 2008	$301.30	$176.07	$188.91
December 31, 2008	$202.88	$85.28	$137.96
March 31, 2009	$165.20	$100.93	$132.70
June 30, 2009	$207.51	$129.90	$162.12
August 26, 2009*	$176.00	$120.44	$126.75

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 26, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FSLR

Initial price: $126.75

Protection level: 70.00%

Protection price: $88.73

Physical delivery amount: 7 ($1,000/Initial price)

Fractional shares: 0.889546

Coupon: 15.50% per annum

Maturity: February 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.75%		100.00%
+ 90%	7.75%		90.00%
+ 80%	7.75%		80.00%
+ 70%	7.75%		70.00%
+ 60%	7.75%		60.00%
+ 50%	7.75%		50.00%
+ 40%	7.75%		40.00%
+ 30%	7.75%		30.00%
+ 20%	7.75%		20.00%
+ 10%	7.75%		10.00%
+ 5%	7.75%		5.00%

0%	7.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.75%	2.75%	-5.00%
- 10%	7.75%	-2.25%	-10.00%
- 20%	7.75%	-12.25%	-20.00%
- 30%	7.75%	-22.25%	-30.00%
- 40%	N/A	-32.25%	-40.00%
- 50%	N/A	-42.25%	-50.00%
- 60%	N/A	-52.25%	-60.00%
- 70%	N/A	-62.25%	-70.00%
- 80%	N/A	-72.25%	-80.00%
- 90%	N/A	-82.25%	-90.00%
- 100%	N/A	-92.25%	-100.00%

Goldcorp Inc.

According to publicly available information, Goldcorp Inc. (the “Company”) is engaged in the acquisition, exploration, development and operation of precious metal properties. The Company’s principal product is gold. The principal products and sources of cash flow for the Company are derived from the sale of gold, silver and copper. As a result of the Wheaton Merger, in addition to gold, the Company also produces silver and copper. As a result of the Glamis Acquisition, the Company is expected to be a future producer of lead and zinc from the Peñasquito Project. There is a worldwide gold, silver, copper, lead and zinc market into which the Company can sell and, as a result, the Company will not be dependent on a particular purchaser with regard to the sale of the gold, silver, copper, lead and zinc which it produces. The Company is a corporation governed by the Business Corporations Act (Ontario).

The linked share’s SEC file number is 001-12970.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$14.46	$10.46	$13.37
December 31, 2003	$17.72	$12.86	$15.28
March 31, 2004	$15.86	$12.42	$14.28
June 30, 2004	$14.51	$9.81	$11.25
September 30, 2004	$13.44	$10.54	$13.36
December 31, 2004	$15.22	$12.55	$14.50
March 31, 2005	$15.51	$12.43	$14.21
June 30, 2005	$16.09	$12.04	$15.78
September 30, 2005	$21.06	$15.01	$20.04
December 30, 2005	$22.78	$17.49	$22.28
March 31, 2006	$30.24	$23.06	$29.25
June 30, 2006	$41.66	$24.07	$30.22
September 29, 2006	$31.59	$21.64	$23.60
December 29, 2006	$31.47	$20.35	$28.44
March 30, 2007	$29.20	$23.01	$24.02
June 29, 2007	$26.93	$22.36	$23.69
September 28, 2007	$30.99	$21.00	$30.56
December 31, 2007	$37.70	$29.25	$33.93
March 31, 2008	$46.30	$31.86	$38.75
June 30, 2008	$47.75	$33.83	$46.17
September 30, 2008	$52.60	$24.73	$31.63
December 31, 2008	$33.84	$13.99	$31.53
March 31, 2009	$35.47	$23.03	$33.32
June 30, 2009	$40.75	$26.72	$34.75
August 26, 2009*	$39.48	$31.84	$35.50

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 26, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GG

Initial price: $35.50

Protection level: 75.00%

Protection price: $26.63

Physical delivery amount: 28 ($1,000/Initial price)

Fractional shares: 0.169014

Coupon: 10.50% per annum

Maturity: February 26, 2010

Dividend yield: 0.50% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.25%
+ 90%	5.25%		90.25%
+ 80%	5.25%		80.25%
+ 70%	5.25%		70.25%
+ 60%	5.25%		60.25%
+ 50%	5.25%		50.25%
+ 40%	5.25%		40.25%
+ 30%	5.25%		30.25%
+ 20%	5.25%		20.25%
+ 10%	5.25%		10.25%
+ 5%	5.25%		5.25%

0%	5.25%		0.25%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-4.75%
- 10%	5.25%	-4.75%	-9.75%
- 20%	5.25%	-14.75%	-19.75%
- 30%	N/A	-24.75%	-29.75%
- 40%	N/A	-34.75%	-39.75%
- 50%	N/A	-44.75%	-49.75%
- 60%	N/A	-54.75%	-59.75%
- 70%	N/A	-64.75%	-69.75%
- 80%	N/A	-74.75%	-79.75%
- 90%	N/A	-84.75%	-89.75%
- 100%	N/A	-94.75%	-99.75%

Corning Incorporated

According to publicly available information, Corning Incorporated (the “Company”) traces its origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and its name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989. The Company is a global, technology-based corporation that operates in four reportable business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences. The Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays (“LCDs”), that are used primarily in notebook computers, flat panel desktop monitors, and LCD televisions. The Telecommunications segment produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry. The Company’s environmental products include ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world, including gasoline and diesel substrate and filter products. Life Sciences laboratory products include microplate products, coated slides, filter plates for genomics sample preparation, plastic cell culture dishes, flasks, cryogenic vials, roller bottles, mass cell culture products, liquid handling instruments, Pyrex® glass beakers, pipettors, serological pipettes, centrifuge tubes and laboratory filtration products.

The linked share’s SEC file number is 1-3247.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$10.06	$7.15	$9.42
December 31, 2003	$12.31	$9.23	$10.43
March 31, 2004	$13.89	$10.15	$11.18
June 30, 2004	$13.17	$10.08	$13.06
September 30, 2004	$13.03	$9.30	$11.08
December 31, 2004	$12.96	$10.17	$11.77
March 31, 2005	$12.40	$10.61	$11.13
June 30, 2005	$17.08	$10.98	$16.62
September 30, 2005	$21.95	$16.04	$19.33
December 30, 2005	$21.60	$16.70	$19.66
March 31, 2006	$28.27	$19.35	$26.91
June 30, 2006	$29.60	$20.39	$24.19
September 29, 2006	$24.90	$17.54	$24.41
December 29, 2006	$25.57	$18.63	$18.71
March 30, 2007	$23.33	$18.16	$22.74
June 29, 2007	$26.67	$22.45	$25.55
September 28, 2007	$27.25	$21.47	$24.65
December 31, 2007	$26.80	$20.85	$23.99
March 31, 2008	$25.23	$20.04	$24.04
June 30, 2008	$28.06	$23.02	$23.05
September 30, 2008	$23.05	$14.47	$15.64
December 31, 2008	$15.64	$7.36	$9.53
March 31, 2009	$14.44	$8.97	$13.27
June 30, 2009	$16.54	$13.20	$16.06
August 26, 2009*	$17.13	$13.98	$16.05

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 26, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GLW

Initial price: $16.05

Protection level: 75.00%

Protection price: $12.04

Physical delivery amount: 62 ($1,000/Initial price)

Fractional shares: 0.305296

Coupon: 10.00% per annum

Maturity: February 26, 2010

Dividend yield: 1.26% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.63%
+ 90%	5.00%		90.63%
+ 80%	5.00%		80.63%
+ 70%	5.00%		70.63%
+ 60%	5.00%		60.63%
+ 50%	5.00%		50.63%
+ 40%	5.00%		40.63%
+ 30%	5.00%		30.63%
+ 20%	5.00%		20.63%
+ 10%	5.00%		10.63%
+ 5%	5.00%		5.63%

0%	5.00%		0.63%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.37%
- 10%	5.00%	-5.00%	-9.37%
- 20%	5.00%	-15.00%	-19.37%
- 30%	N/A	-25.00%	-29.37%
- 40%	N/A	-35.00%	-39.37%
- 50%	N/A	-45.00%	-49.37%
- 60%	N/A	-55.00%	-59.37%
- 70%	N/A	-65.00%	-69.37%
- 80%	N/A	-75.00%	-79.37%
- 90%	N/A	-85.00%	-89.37%
- 100%	N/A	-95.00%	-99.37%

The Goodyear Tire & Rubber Company

According to publicly available information, the Goodyear Tire & Rubber Company (the “Company”) is an Ohio corporation organized in 1898. Its principal offices are located at 1144 East Market Street, Akron, Ohio 44316-0001. It is one of the world’s leading manufacturers of tires, engaging in operations in most regions of the world. Together with its U.S. and international subsidiaries and joint ventures, the Company develops, manufactures, markets and distributes tires for most applications. It also manufactures and markets several lines of power transmission belts, hoses and other rubber products for the transportation industry and various industrial and chemical markets, and rubber-related chemicals for various applications. The Company is one of the world’s largest operators of commercial truck service and tire retreading centers. In addition, as of December 31, 2008, the Company operates more than 1,600 tire and auto service center outlets where it offers its products for retail sale and provides automotive repair and other services. The Company manufactures its products in 61 manufacturing facilities in 25 countries, including the United States, and it has marketing operations in almost every country around the world. The Company employs approximately 74,700 associates worldwide.

The linked share’s SEC file number is 001-01927.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$8.18	$4.84	$6.57
December 31, 2003	$7.94	$6.05	$7.86
March 31, 2004	$11.90	$7.06	$8.54
June 30, 2004	$10.40	$7.66	$9.09
September 30, 2004	$12.00	$9.09	$10.74
December 31, 2004	$15.01	$9.21	$14.66
March 31, 2005	$16.08	$13.11	$13.35
June 30, 2005	$15.45	$11.24	$14.90
September 30, 2005	$18.57	$14.65	$15.59
December 30, 2005	$18.18	$12.81	$17.38
March 31, 2006	$19.30	$12.78	$14.48
June 30, 2006	$15.42	$10.35	$11.10
September 29, 2006	$15.05	$9.76	$14.50
December 29, 2006	$21.35	$13.64	$20.99
March 30, 2007	$32.16	$21.40	$31.19
June 29, 2007	$36.59	$30.96	$34.76
September 28, 2007	$36.90	$23.83	$30.41
December 31, 2007	$31.36	$25.34	$28.22
March 31, 2008	$29.87	$22.36	$25.80
June 30, 2008	$30.10	$17.53	$17.83
September 30, 2008	$23.10	$14.16	$15.31
December 31, 2008	$15.11	$3.94	$5.97
March 31, 2009	$8.09	$3.17	$6.26
June 30, 2009	$14.26	$6.00	$11.26
August 26, 2009*	$18.84	$9.98	$17.00

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 26, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GT

Initial price: $17.00

Protection level: 65.00%

Protection price: $11.05

Physical delivery amount: 58 ($1,000/Initial price)

Fractional shares: 0.823529

Coupon: 13.25% per annum

Maturity: February 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.04

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.625%		100.00%
+ 90%	6.625%		90.00%
+ 80%	6.625%		80.00%
+ 70%	6.625%		70.00%
+ 60%	6.625%		60.00%
+ 50%	6.625%		50.00%
+ 40%	6.625%		40.00%
+ 30%	6.625%		30.00%
+ 20%	6.625%		20.00%
+ 10%	6.625%		10.00%
+ 5%	6.625%		5.00%

0%	6.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.625%	1.625%	-5.00%
- 10%	6.625%	-3.375%	-10.00%
- 20%	6.625%	-13.375%	-20.00%
- 30%	6.625%	-23.375%	-30.00%
- 40%	N/A	-33.375%	-40.00%
- 50%	N/A	-43.375%	-50.00%
- 60%	N/A	-53.375%	-60.00%
- 70%	N/A	-63.375%	-70.00%
- 80%	N/A	-73.375%	-80.00%
- 90%	N/A	-83.375%	-90.00%
- 100%	N/A	-93.375%	-100.00%

Halliburton Company

According to publicly available information, Halliburton Company (the “Company”) offers a broad suite of services and products to customers through its two business segments for the exploration, development, and production of oil and gas. The Company serves major, national, and independent oil and gas companies throughout the world. The Company's Completion and Production segment delivers cementing, stimulation, intervention, and completion services. This segment consists of production enhancement services, completion tools and services, and cementing services. The Company’s Drilling and Evaluation segment provides field and reservoir modeling, drilling, evaluation, and precise well-bore placement solutions that enable customers to model, measure, and optimize their well construction activities. This segment consists of Baroid Fluid Services, Sperry Drilling Services, Security DBS Drill Bits, wireline and perforating services, Landmark, and project management. The Company's predecessor was established in 1919 and incorporated under the laws of the State of Delaware in 1924.

The linked share’s SEC file number is 001-03492.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$12.73	$10.25	$12.13
December 31, 2003	$13.60	$11.40	$13.00
March 31, 2004	$16.32	$12.90	$15.20
June 30, 2004	$16.18	$13.70	$15.13
September 30, 2004	$16.99	$13.23	$16.85
December 31, 2004	$20.85	$16.55	$19.62
March 31, 2005	$22.65	$18.59	$21.63
June 30, 2005	$24.70	$19.83	$23.91
September 30, 2005	$34.88	$22.89	$34.26
December 30, 2005	$34.68	$27.37	$30.98
March 31, 2006	$41.19	$31.35	$36.51
June 30, 2006	$41.98	$33.94	$37.11
September 29, 2006	$37.93	$27.36	$28.45
December 29, 2006	$34.30	$26.33	$31.05
March 30, 2007	$32.72	$28.12	$31.74
June 29, 2007	$37.18	$30.99	$34.50
September 28, 2007	$39.17	$30.81	$38.40
December 31, 2007	$41.93	$34.43	$37.91
March 31, 2008	$39.98	$30.01	$39.33
June 30, 2008	$53.97	$38.56	$53.07
September 30, 2008	$55.38	$29.00	$32.39
December 31, 2008	$31.97	$12.80	$18.18
March 31, 2009	$21.47	$14.68	$15.47
June 30, 2009	$24.76	$14.82	$20.70
August 26, 2009*	$25.71	$18.11	$24.72

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 26, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HAL

Initial price: $24.72

Protection level: 75.00%

Protection price: $18.54

Physical delivery amount: 40 ($1,000/Initial price)

Fractional shares: 0.453074

Coupon: 9.50% per annum

Maturity: February 26, 2010

Dividend yield: 1.48% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.74%
+ 90%	4.75%		90.74%
+ 80%	4.75%		80.74%
+ 70%	4.75%		70.74%
+ 60%	4.75%		60.74%
+ 50%	4.75%		50.74%
+ 40%	4.75%		40.74%
+ 30%	4.75%		30.74%
+ 20%	4.75%		20.74%
+ 10%	4.75%		10.74%
+ 5%	4.75%		5.74%

0%	4.75%		0.74%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-4.26%
- 10%	4.75%	-5.25%	-9.26%
- 20%	4.75%	-15.25%	-19.26%
- 30%	N/A	-25.25%	-29.26%
- 40%	N/A	-35.25%	-39.26%
- 50%	N/A	-45.25%	-49.26%
- 60%	N/A	-55.25%	-59.26%
- 70%	N/A	-65.25%	-69.26%
- 80%	N/A	-75.25%	-79.26%
- 90%	N/A	-85.25%	-89.26%
- 100%	N/A	-95.25%	-99.26%

International Paper Co.

According to publicly available information, International Paper Company operates as a paper and packaging company with operations in North America, Europe, Latin America, the Russian Federation, Asia, and north Africa. Its Printing Papers segment produces uncoated printing and writing papers, including uncoated papers, market pulp, and uncoated bristols. The company’s Industrial Packaging segment manufactures containerboards. Its products include linerboard, medium, whitetop, recycled linerboard, recycled medium, and saturated kraft. Its Consumer Packaging segment produces coated paperboard for various packaging and commercial printing end uses. The company’s Distribution segment provides services and products to various customer markets, supplying commercial printers with printing papers and graphic pre-press, printing presses, and post-press equipment; the building services and away-from-home markets with facility supplies; and manufacturers with packaging supplies and equipment, as well as offers warehousing and delivery services. Its Forest Products segment owns and manages forest lands primarily in the United States. International Paper Company’s Specialty Businesses and Other segment consists of a joint venture with Ilim Holding S.A. that operates a pulp and paper business in the Russian Federation. The company was founded in 1898 and is headquartered in Memphis, Tennessee.

The linked share’s SEC file number is 1-3157.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$41.50	$35.31	$39.02
December 31, 2003	$43.32	$36.57	$43.11
March 31, 2004	$45.01	$39.80	$42.26
June 30, 2004	$44.81	$37.91	$44.70
September 30, 2004	$44.65	$38.24	$40.41
December 31, 2004	$42.52	$37.16	$42.00
March 31, 2005	$42.48	$35.67	$36.79
June 30, 2005	$37.91	$30.16	$30.21
September 30, 2005	$34.95	$29.45	$29.80
December 30, 2005	$34.90	$26.97	$33.61
March 31, 2006	$36.39	$32.10	$34.57
June 30, 2006	$37.98	$30.69	$32.30
September 29, 2006	$36.00	$31.52	$34.63
December 29, 2006	$35.63	$31.85	$34.10
March 30, 2007	$38.00	$32.75	$36.40
June 29, 2007	$39.94	$36.34	$39.05
September 28, 2007	$41.57	$31.06	$35.87
December 31, 2007	$37.30	$31.43	$32.38
March 31, 2008	$33.77	$26.59	$27.20
June 30, 2008	$29.37	$23.15	$23.30
September 30, 2008	$31.07	$21.66	$26.18
December 31, 2008	$26.64	$10.20	$11.80
March 31, 2009	$12.74	$3.93	$7.04
June 30, 2009	$15.96	$6.82	$15.13
August 26, 2009*	$21.99	$13.82	$21.46

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 26, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IP

Initial price: $21.46

Protection level: 70.00%

Protection price: $15.02

Physical delivery amount: 46 ($1,000/Initial price)

Fractional shares: 0.598322

Coupon: 13.00% per annum

Maturity: February 26, 2010

Dividend yield: 2.47% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		101.24%
+ 90%	6.50%		91.24%
+ 80%	6.50%		81.24%
+ 70%	6.50%		71.24%
+ 60%	6.50%		61.24%
+ 50%	6.50%		51.24%
+ 40%	6.50%		41.24%
+ 30%	6.50%		31.24%
+ 20%	6.50%		21.24%
+ 10%	6.50%		11.24%
+ 5%	6.50%		6.24%

0%	6.50%		1.24%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-3.76%
- 10%	6.50%	-3.50%	-8.76%
- 20%	6.50%	-13.50%	-18.76%
- 30%	6.50%	-23.50%	-28.76%
- 40%	N/A	-33.50%	-38.76%
- 50%	N/A	-43.50%	-48.76%
- 60%	N/A	-53.50%	-58.76%
- 70%	N/A	-63.50%	-68.76%
- 80%	N/A	-73.50%	-78.76%
- 90%	N/A	-83.50%	-88.76%
- 100%	N/A	-93.50%	-98.76%

J.C. Penney Company, Inc.

According to publicly available information, J. C. Penney Company, Inc. (the “Company”) is a holding company whose principal operating subsidiary is J. C. Penney Corporation, Inc. J. C. Penney Corporation, Inc. was incorporated in Delaware in 1924, and the Company was incorporated in Delaware in 2002, when the holding company structure was implemented. The holding company has no independent assets or operations, and no direct subsidiaries other than J. C. Penney Corporation, Inc.

Since it was founded by James Cash Penney in 1902, the Company has grown to be a major retailer, operating 1,093 JCPenney department stores in 49 states and Puerto Rico as of January 31, 2009. The Company’s business consists of selling merchandise and services to consumers through its department stores and Direct (Internet/catalog) channels. Department stores and Direct generally serve the same type of customers and provide virtually the same mix of merchandise, and department stores accept returns from sales made in stores, via the Internet and through catalogs. The Company sells family apparel and footwear, accessories, fine and fashion jewelry, beauty products through Sephora inside JCPenney and home furnishings. In addition, the department stores provide the Company’s customers with services such as styling salon, optical, portrait photography and custom decorating .

The linked share’s SEC file number is: 001-15274.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$23.13	$16.16	$21.37
December 31, 2003	$26.42	$21.45	$26.28
March 31, 2004	$34.94	$25.29	$34.78
June 30, 2004	$39.23	$31.10	$37.76
September 30, 2004	$41.31	$34.95	$35.28
December 31, 2004	$41.82	$34.03	$41.40
March 31, 2005	$53.40	$40.26	$51.92
June 30, 2005	$53.71	$43.80	$52.58
September 30, 2005	$57.99	$45.28	$47.42
December 30, 2005	$56.99	$44.16	$55.60
March 31, 2006	$63.14	$54.20	$60.41
June 30, 2006	$68.78	$57.44	$67.51
September 29, 2006	$69.49	$61.22	$68.39
December 29, 2006	$82.45	$67.60	$77.36
March 30, 2007	$87.18	$75.23	$82.16
June 29, 2007	$84.70	$69.10	$72.38
September 28, 2007	$76.99	$61.54	$63.37
December 31, 2007	$69.25	$39.98	$43.99
March 31, 2008	$51.42	$33.27	$37.71
June 30, 2008	$46.55	$35.68	$36.29
September 30, 2008	$44.20	$27.65	$33.34
December 31, 2008	$33.70	$13.95	$19.70
March 31, 2009	$22.90	$13.72	$20.07
June 30, 2009	$32.85	$19.49	$28.71
August 26, 2009*	$34.54	$25.67	$30.50

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 26, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JCP

Initial price: $30.50

Protection level: 75.00%

Protection price: $22.88

Physical delivery amount: 32 ($1,000/Initial price)

Fractional shares: 0.786885

Coupon: 12.25% per annum

Maturity: February 26, 2010

Dividend yield: 2.56% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		6.125%	101.28%
+ 90%		6.125%	91.28%
+ 80%		6.125%	81.28%
+ 70%		6.125%	71.28%
+ 60%		6.125%	61.28%
+ 50%		6.125%	51.28%
+ 40%		6.125%	41.28%
+ 30%		6.125%	31.28%
+ 20%		6.125%	21.28%
+ 10%		6.125%	11.28%
+ 5%		6.125%	6.28%

0%		6.125%	1.28%

		Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-3.72%
- 10%	6.125%	-3.875%	-8.72%
- 20%	6.125%	-13.875%	-18.72%
- 30%	N/A	-23.875%	-28.72%
- 40%	N/A	-33.875%	-38.72%
- 50%	N/A	-43.875%	-48.72%
- 60%	N/A	-53.875%	-58.72%
- 70%	N/A	-63.875%	-68.72%
- 80%	N/A	-73.875%	-78.72%
- 90%	N/A	-83.875%	-88.72%
- 100%	N/A	-93.875%	-98.72%

Research In Motion Limited

According to publicly available information, Research In Motion Limited (the “Company”) is a leading designer, manufacturer and marketer of innovative wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, the Company provides platforms and solutions for seamless access to time-sensitive information including email, phone, SMS messaging, Internet and intranet-based applications. The Company’s technology also enables a broad array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data.

The Company’s portfolio of award-winning products, services and embedded technologies are used by thousands of organizations around the world and include the BlackBerry wireless platform, the RIM Wireless Handhelds™ product line, software development tools, radio-modems and other hardware and software. Founded in 1984 and based in Waterloo, Ontario, the Company operates offices in North America, Europe and Asia Pacific.

The linked share’s SEC file number is: 0-29898.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$6.51	$3.41	$6.37
December 31, 2003	$11.83	$6.17	$11.14
March 31, 2004	$16.94	$11.02	$15.55
June 30, 2004	$23.08	$14.17	$22.81
September 30, 2004	$25.81	$17.42	$25.45
December 31, 2004	$34.52	$24.06	$27.47
March 31, 2005	$27.88	$20.09	$25.47
June 30, 2005	$28.18	$20.63	$24.58
September 30, 2005	$27.50	$22.38	$22.80
December 30, 2005	$23.14	$17.00	$22.00
March 31, 2006	$30.18	$20.97	$28.29
June 30, 2006	$29.37	$20.34	$23.26
September 29, 2006	$34.83	$20.71	$34.22
December 29, 2006	$47.55	$32.92	$42.59
March 30, 2007	$49.02	$39.92	$45.50
June 29, 2007	$66.86	$42.93	$66.66
September 28, 2007	$100.98	$61.55	$98.55
December 31, 2007	$137.00	$95.02	$113.40
March 31, 2008	$118.35	$80.20	$112.23
June 30, 2008	$148.11	$113.01	$116.90
September 30, 2008	$135.00	$60.11	$68.30
December 31, 2008	$68.23	$35.10	$40.58
March 31, 2009	$60.41	$35.05	$43.07
June 30, 2009	$86.00	$42.76	$71.05
August 26, 2009*	$80.58	$63.36	$74.83

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 26, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RIMM

Initial price: $74.83

Protection level: 70.00%

Protection price: $52.38

Physical delivery amount: 13 ($1,000/Initial price)

Fractional shares: 0.363624

Coupon: 11.00% per annum

Maturity: February 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.00%
+ 90%	5.50%		90.00%
+ 80%	5.50%		80.00%
+ 70%	5.50%		70.00%
+ 60%	5.50%		60.00%
+ 50%	5.50%		50.00%
+ 40%	5.50%		40.00%
+ 30%	5.50%		30.00%
+ 20%	5.50%		20.00%
+ 10%	5.50%		10.00%
+ 5%	5.50%		5.00%

0%	5.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-5.00%
- 10%	5.50%	-4.50%	-10.00%
- 20%	5.50%	-14.50%	-20.00%
- 30%	5.50%	-24.50%	-30.00%
- 40%	N/A	-34.50%	-40.00%
- 50%	N/A	-44.50%	-50.00%
- 60%	N/A	-54.50%	-60.00%
- 70%	N/A	-64.50%	-70.00%
- 80%	N/A	-74.50%	-80.00%
- 90%	N/A	-84.50%	-90.00%
- 100%	N/A	-94.50%	-100.00%

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (the “Company”), founded in 1926, the Company is an oilfield services company, supplying technology, project management and information solutions that optimize performance in the oil and gas industry. As of December 31, 2008, the Company employed approximately 87,000 people of over 140 nationalities operating in approximately 80 countries. The Company has principal executive offices in Houston, Paris, and The Hague and consists of two business segments—Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a wide range of technology services and solutions to the international petroleum industry. WesternGeco is a technologically advanced surface seismic company.

The linked share’s SEC file number is 001-04601.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$26.05	$22.25	$24.20
December 31, 2003	$28.12	$22.74	$27.36
March 31, 2004	$33.38	$26.27	$31.93
June 30, 2004	$32.35	$27.38	$31.76
September 30, 2004	$33.93	$29.33	$33.66
December 31, 2004	$34.94	$30.51	$33.48
March 31, 2005	$39.16	$31.58	$35.24
June 30, 2005	$39.23	$32.31	$37.97
September 30, 2005	$43.90	$37.43	$42.19
December 30, 2005	$51.49	$38.66	$48.58
March 31, 2006	$65.87	$49.20	$63.29
June 30, 2006	$73.87	$54.12	$65.11
September 29, 2006	$68.54	$54.24	$62.03
December 29, 2006	$69.30	$56.85	$63.16
March 30, 2007	$71.17	$56.31	$69.10
June 29, 2007	$89.20	$68.25	$84.94
September 28, 2007	$108.47	$81.30	$105.00
December 31, 2007	$113.86	$87.42	$98.37
March 31, 2008	$102.71	$72.30	$87.00
June 30, 2008	$110.11	$85.75	$107.43
September 30, 2008	$111.91	$73.53	$78.09
December 31, 2008	$78.00	$37.24	$42.33
March 31, 2009	$49.25	$35.05	$40.62
June 30, 2009	$63.78	$39.13	$54.11
August 26, 2009*	$58.30	$48.13	$56.58

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 26, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLB

Initial price: $56.58

Protection level: 75.00%

Protection price: $42.44

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.674090

Coupon: 10.00% per annum

Maturity: February 26, 2010

Dividend yield: 1.48% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.74%
+ 90%	5.00%		90.74%
+ 80%	5.00%		80.74%
+ 70%	5.00%		70.74%
+ 60%	5.00%		60.74%
+ 50%	5.00%		50.74%
+ 40%	5.00%		40.74%
+ 30%	5.00%		30.74%
+ 20%	5.00%		20.74%
+ 10%	5.00%		10.74%
+ 5%	5.00%		5.74%

0%	5.00%		0.74%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.26%
- 10%	5.00%	-5.00%	-9.26%
- 20%	5.00%	-15.00%	-19.26%
- 30%	N/A	-25.00%	-29.26%
- 40%	N/A	-35.00%	-39.26%
- 50%	N/A	-45.00%	-49.26%
- 60%	N/A	-55.00%	-59.26%
- 70%	N/A	-65.00%	-69.26%
- 80%	N/A	-75.00%	-79.26%
- 90%	N/A	-85.00%	-89.26%
- 100%	N/A	-95.00%	-99.26%

SunPower Corporation, Class A Common Stock

According to publicly available information, SunPower Corporation (the “Company”) is a vertically integrated solar products and services company that designs, develops, manufactures and markets high-performance solar electric power technologies. The Company’s solar cells and solar panels are manufactured using proprietary processes and technologies based on more than 15 years of research and development. The Company’s solar power products are sold through its components business segment.

In January 2007, the Company acquired PowerLight Corporation, or PowerLight, now known as SunPower Corporation, Systems, or SP Systems, which developed, engineered, manufactured and delivered large-scale solar power systems.

The linked share’s SEC file number is 000-51593.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 30, 2005	$34.75	$24.30	$33.99
March 31, 2006	$45.09	$29.08	$38.16
June 30, 2006	$42.00	$24.60	$28.02
September 29, 2006	$34.25	$23.76	$27.74
December 29, 2006	$40.00	$26.36	$37.17
March 30, 2007	$48.11	$35.40	$45.50
June 29, 2007	$65.50	$45.87	$63.05
September 28, 2007	$86.92	$59.64	$82.82
December 31, 2007	$164.47	$82.00	$130.39
March 31, 2008	$134.28	$53.22	$74.51
June 30, 2008	$100.00	$70.80	$71.98
September 30, 2008	$107.00	$59.75	$70.93
December 31, 2008	$78.79	$18.51	$37.00
March 31, 2009	$46.30	$19.70	$23.78
June 30, 2009	$32.68	$22.18	$26.64
August 26, 2009*	$33.99	$22.11	$25.79

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 26, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SPWRA

Initial price: $25.79

Protection level: 60.00%

Protection price: $15.47

Physical delivery amount: 38 ($1,000/Initial price)

Fractional shares: 0.774719

Coupon: 13.00% per annum

Maturity: February 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.00%
+ 90%	6.50%		90.00%
+ 80%	6.50%		80.00%
+ 70%	6.50%		70.00%
+ 60%	6.50%		60.00%
+ 50%	6.50%		50.00%
+ 40%	6.50%		40.00%
+ 30%	6.50%		30.00%
+ 20%	6.50%		20.00%
+ 10%	6.50%		10.00%
+ 5%	6.50%		5.00%

0%	6.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-5.00%
- 10%	6.50%	-3.50%	-10.00%
- 20%	6.50%	-13.50%	-20.00%
- 30%	6.50%	-23.50%	-30.00%
- 40%	6.50%	-33.50%	-40.00%
- 50%	N/A	-43.50%	-50.00%
- 60%	N/A	-53.50%	-60.00%
- 70%	N/A	-63.50%	-70.00%
- 80%	N/A	-73.50%	-80.00%
- 90%	N/A	-83.50%	-90.00%
- 100%	N/A	-93.50%	-100.00%

Titanium Metals Corporation

According to publicly available information, Titanium Metals Corporation (the “Company”) was originally formed in 1950 and was incorporated in Delaware in 1955. The Company is one of the world’s leading producers of titanium melted and mill products. The Company is the only producer with major titanium production facilities in both the United States and Europe, the world’s principal markets for titanium consumption. The Company is currently the largest producer of titanium sponge, a key raw material, in the United States. The Company’s products include titanium sponge, melted products, mill products and industrial fabrications.

The linked share’s SEC file number is 001-14368.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$0.96	$0.73	$0.84
December 31, 2003	$1.51	$0.84	$1.31
March 31, 2004	$2.59	$1.06	$2.49
June 30, 2004	$2.70	$1.80	$2.31
September 30, 2004	$3.11	$2.30	$2.93
December 31, 2004	$3.33	$2.38	$3.02
March 31, 2005	$5.06	$2.93	$4.50
June 30, 2005	$7.19	$3.88	$7.10
September 30, 2005	$10.60	$6.17	$9.89
December 30, 2005	$19.86	$8.79	$15.82
March 31, 2006	$25.88	$15.96	$24.28
June 30, 2006	$47.59	$24.50	$34.38
September 29, 2006	$34.88	$22.77	$25.28
December 29, 2006	$33.92	$23.20	$29.51
March 30, 2007	$38.85	$27.74	$35.88
June 29, 2007	$39.80	$30.31	$31.90
September 28, 2007	$35.32	$25.75	$33.56
December 31, 2007	$36.50	$25.27	$26.45
March 31, 2008	$26.78	$13.29	$15.05
June 30, 2008	$19.65	$13.33	$13.99
September 30, 2008	$14.90	$9.80	$11.34
December 31, 2008	$11.29	$5.31	$8.81
March 31, 2009	$9.78	$4.04	$5.47
June 30, 2009	$11.52	$5.25	$9.19
August 26, 2009*	$9.43	$7.34	$8.06

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 26, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TIE

Initial price: $8.06

Protection level: 65.00%

Protection price: $5.24

Physical delivery amount: 124 ($1,000/Initial price)

Fractional shares: 0.069479

Coupon: 15.00% per annum

Maturity: February 26, 2010

Dividend yield: 1.74% per annum

Coupon amount per monthly: $12.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		100.87%
+ 90%	7.50%		90.87%
+ 80%	7.50%		80.87%
+ 70%	7.50%		70.87%
+ 60%	7.50%		60.87%
+ 50%	7.50%		50.87%
+ 40%	7.50%		40.87%
+ 30%	7.50%		30.87%
+ 20%	7.50%		20.87%
+ 10%	7.50%		10.87%
+ 5%	7.50%		5.87%

0%	7.50%		0.87%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-4.13%
- 10%	7.50%	-2.50%	-9.13%
- 20%	7.50%	-12.50%	-19.13%
- 30%	7.50%	-22.50%	-29.13%
- 40%	N/A	-32.50%	-39.13%
- 50%	N/A	-42.50%	-49.13%
- 60%	N/A	-52.50%	-59.13%
- 70%	N/A	-62.50%	-69.13%
- 80%	N/A	-72.50%	-79.13%
- 90%	N/A	-82.50%	-89.13%
- 100%	N/A	-92.50%	-99.13%

UnitedHealth Group Incorporated

According to publicly available information, UnitedHealth Group Incorporated (the “Company”) is a diversified health and well-being company, serving approximately 70 million Americans. The Company is focused on improving the American health care system and how it works for multiple, distinct constituencies. The Company provides individuals with access to quality, cost-effective health care services and resources by partnering with physicians and other health care professionals and hospitals.

During 2008, the Company managed approximately $115 billion in aggregate health care spending on behalf of the constituents and consumers it served. The Company’s revenues are derived from premium revenues on risk-based products; fees from management, administrative, technology and consulting services; sales of a wide variety of products and services related to the broad health and well-being industry; and investment and other income. In 2008, the Company conducted its business primarily through operating divisions in the following business segments: Health Care Services, which includes the Company’s UnitedHealthcare, Ovations and AmeriChoice businesses, OptumHealth, Ingenix, and Prescription Solutions.

The linked share’s SEC file number is 1-10864.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$28.13	$23.63	$25.16
December 31, 2003	$29.34	$23.80	$29.09
March 31, 2004	$32.25	$27.73	$32.22
June 30, 2004	$34.25	$29.32	$31.13
September 30, 2004	$37.36	$29.67	$36.87
December 31, 2004	$44.38	$32.50	$44.02
March 31, 2005	$48.33	$42.63	$47.69
June 30, 2005	$53.63	$44.31	$52.14
September 30, 2005	$56.66	$47.80	$56.20
December 30, 2005	$64.61	$53.87	$62.14
March 31, 2006	$62.93	$53.25	$55.86
June 30, 2006	$56.60	$41.44	$44.78
September 29, 2006	$52.83	$44.29	$49.20
December 29, 2006	$54.40	$45.12	$53.73
March 30, 2007	$57.10	$50.51	$52.97
June 29, 2007	$55.90	$50.70	$51.14
September 28, 2007	$53.85	$46.03	$48.43
December 31, 2007	$59.45	$46.59	$58.20
March 31, 2008	$57.81	$33.57	$34.36
June 30, 2008	$38.33	$25.50	$26.25
September 30, 2008	$33.49	$21.00	$25.39
December 31, 2008	$27.29	$14.51	$26.60
March 31, 2009	$30.25	$16.18	$20.93
June 30, 2009	$29.69	$19.85	$24.98
August 26, 2009*	$30.00	$23.69	$28.93

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 26, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: UNH

Initial price: $28.93

Protection level: 75.00%

Protection price: $21.70

Physical delivery amount: 34 ($1,000/Initial price)

Fractional shares: 0.566194

Coupon: 10.75% per annum

Maturity: February 26, 2010

Dividend yield: 0.10% per annum

Coupon amount per monthly: $8.96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.375%		100.05%
+ 90%	5.375%		90.05%
+ 80%	5.375%		80.05%
+ 70%	5.375%		70.05%
+ 60%	5.375%		60.05%
+ 50%	5.375%		50.05%
+ 40%	5.375%		40.05%
+ 30%	5.375%		30.05%
+ 20%	5.375%		20.05%
+ 10%	5.375%		10.05%
+ 5%	5.375%		5.05%

0%	5.375%		0.05%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.375%	0.375%	-4.95%
- 10%	5.375%	-4.625%	-9.95%
- 20%	5.375%	-14.625%	-19.95%
- 30%	N/A	-24.625%	-29.95%
- 40%	N/A	-34.625%	-39.95%
- 50%	N/A	-44.625%	-49.95%
- 60%	N/A	-54.625%	-59.95%
- 70%	N/A	-64.625%	-69.95%
- 80%	N/A	-74.625%	-79.95%
- 90%	N/A	-84.625%	-89.95%
- 100%	N/A	-94.625%	-99.95%

Wendy’s/Arby’s Group, Inc.

According to publicly available information, Wendy’s/Arby’s Group, Inc., through its subsidiaries, operates as a franchisor of the Wendy’s and Arby’s restaurant systems in the United States and Canada. Wendy’s is the restaurant franchising system specializing in the hamburger sandwich segment of the quick service restaurant industry; and Arby’s is the restaurant franchising system specializing in the roast beef sandwich segment of the quick service restaurant industry. As of March 29, 2009, the Wendy’s restaurant system comprised 6,623 restaurants, of which 1,399 were owned and operated by the company; and the Arby’s restaurant system consisted of 3,741 restaurants, of which 1,171 were owned and operated by the company. The company is headquartered in Atlanta, Georgia.

The linked share’s SEC file number is 1-2207.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$9.98	$7.99	$9.64
December 31, 2003	$11.56	$9.41	$11.31
March 31, 2004	$11.76	$9.80	$10.47
June 30, 2004	$10.82	$9.61	$9.89
September 30, 2004	$11.15	$9.10	$10.94
December 31, 2004	$12.62	$10.39	$12.44
March 31, 2005	$15.85	$11.97	$13.59
June 30, 2005	$15.95	$13.12	$15.41
September 30, 2005	$16.66	$14.98	$16.08
December 30, 2005	$16.75	$15.13	$16.02
March 31, 2006	$17.87	$15.77	$17.61
June 30, 2006	$18.06	$15.07	$15.92
September 29, 2006	$17.26	$13.99	$16.18
December 29, 2006	$22.02	$15.87	$21.35
March 30, 2007	$21.60	$17.81	$18.40
June 29, 2007	$19.38	$15.36	$15.59
September 28, 2007	$15.93	$11.96	$12.07
December 31, 2007	$14.24	$7.76	$8.57
March 31, 2008	$9.64	$6.30	$6.30
June 30, 2008	$7.35	$5.88	$6.40
September 30, 2008	$6.60	$4.16	$5.26
December 31, 2008	$5.30	$2.64	$4.94
March 31, 2009	$5.80	$3.86	$5.03
June 30, 2009	$5.78	$3.55	$4.00
August 26, 2009*	$5.53	$3.81	$5.27

*	High, low and closing prices are for the period starting July 1, 2009 and ending August 26, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WEN

Initial price: $5.27

Protection level: 75.00%

Protection price: $3.95

Physical delivery amount: 189 ($1,000/Initial price)

Fractional shares: 0.753321

Coupon: 16.50% per annum

Maturity: February 26, 2010

Dividend yield: 2.37% per annum

Coupon amount per monthly: $13.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.25%		101.19%
+ 90%	8.25%		91.19%
+ 80%	8.25%		81.19%
+ 70%	8.25%		71.19%
+ 60%	8.25%		61.19%
+ 50%	8.25%		51.19%
+ 40%	8.25%		41.19%
+ 30%	8.25%		31.19%
+ 20%	8.25%		21.19%
+ 10%	8.25%		11.19%
+ 5%	8.25%		6.19%

0%	8.25%		1.19%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.25%	3.25%	-3.81%
- 10%	8.25%	-1.75%	-8.81%
- 20%	8.25%	-11.75%	-18.81%
- 30%	N/A	-21.75%	-28.81%
- 40%	N/A	-31.75%	-38.81%
- 50%	N/A	-41.75%	-48.81%
- 60%	N/A	-51.75%	-58.81%
- 70%	N/A	-61.75%	-68.81%
- 80%	N/A	-71.75%	-78.81%
- 90%	N/A	-81.75%	-88.81%
- 100%	N/A	-91.75%	-98.81%

Whole Foods Market, Inc.

According to publicly available information, Whole Foods Market, Inc. (the “Company”) is a food retailer of natural and organic products and is the first national “Certified Organic” grocer in the United States.

The Company opened its first store in Austin, Texas in 1980 and completed its initial public offering in January 1992. As of September 28, 2008, the Company operated 275 stores: 264 stores in 38 U.S. states and the District of Columbia; six stores in Canada; and five stores in the United Kingdom. This includes 55 stores (net of closed and divested locations) acquired from Wild Oats Markets, Inc. (“Wild Oats”) on August 28, 2007: 52 stores in 20 U.S. states and three stores in Canada.

The linked share’s SEC file number is 0-19797.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2003	$27.40	$22.30	$26.88
December 31, 2003	$32.95	$26.89	$32.71
March 31, 2004	$38.61	$32.12	$36.52
June 30, 2004	$46.62	$35.81	$46.50
September 30, 2004	$47.13	$35.67	$41.80
December 31, 2004	$47.49	$38.50	$46.46
March 31, 2005	$52.01	$43.01	$49.76
June 30, 2005	$59.89	$46.77	$57.64
September 30, 2005	$68.06	$57.00	$65.51
December 30, 2005	$77.85	$59.74	$75.41
March 31, 2006	$77.06	$58.88	$66.44
June 30, 2006	$74.00	$59.42	$64.64
September 29, 2006	$65.49	$46.96	$59.43
December 29, 2006	$66.25	$45.57	$46.93
March 30, 2007	$52.43	$42.14	$44.85
June 29, 2007	$48.06	$37.97	$38.30
September 28, 2007	$49.49	$36.00	$48.96
December 31, 2007	$53.65	$39.42	$40.80
March 31, 2008	$42.48	$29.99	$32.97
June 30, 2008	$36.03	$23.01	$23.69
September 30, 2008	$24.22	$17.37	$20.03
December 31, 2008	$20.54	$7.05	$9.44
March 31, 2009	$18.27	$9.07	$16.80
June 30, 2009	$23.71	$16.25	$18.98
September 30, 2009	$31.19	$17.16	$30.49
December 31, 2009	$34.39	$24.95	$27.45
January 7, 2010*	$28.25	$27.19	$27.82

*	High, low and closing prices are for the period starting January 4, 2010 and ending January 7, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFMI

Initial price: $29.52

Protection level: 75.00%

Protection price: $22.14

Physical delivery amount: 33 ($1,000/Initial price)

Fractional shares: 0.875339

Coupon: 11.00% per annum

Maturity: February 26, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.00%
+ 90%	5.50%		90.00%
+ 80%	5.50%		80.00%
+ 70%	5.50%		70.00%
+ 60%	5.50%		60.00%
+ 50%	5.50%		50.00%
+ 40%	5.50%		40.00%
+ 30%	5.50%		30.00%
+ 20%	5.50%		20.00%
+ 10%	5.50%		10.00%
+ 5%	5.50%		5.00%

0%	5.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-5.00%
- 10%	5.50%	-4.50%	-10.00%
- 20%	5.50%	-14.50%	-20.00%
- 30%	N/A	-24.50%	-30.00%
- 40%	N/A	-34.50%	-40.00%
- 50%	N/A	-44.50%	-50.00%
- 60%	N/A	-54.50%	-60.00%
- 70%	N/A	-64.50%	-70.00%
- 80%	N/A	-74.50%	-80.00%
- 90%	N/A	-84.50%	-90.00%
- 100%	N/A	-94.50%	-100.00%